UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 2.02. Results of Operations and Financial Condition

Preliminary Estimates of Results – Liquidity and Portfolio Update as of June 30, 2020

As of July 13, 2020, Owl Rock Capital Corporation (the “Company”) estimates that its net asset value per share as of June 30, 2020 was between $14.45 per share and $14.60 per share, up from $14.09 as of March 31, 2020.  As of June 30, 2020, the Company’s total portfolio was approximately $9.6 billion in aggregate par amount, up from $9.5 billion as of March 31, 2020.

As of June 30, 2020, the Company had $1.9 billion of liquidity in undrawn debt capacity and cash. During the second quarter, the Company added $140 million of commitments to its senior secured revolver, bringing total capacity to over $1.3 billion as of June 30, 2020. ORCC also completed its fourth CLO financing transaction with net proceeds to the Company of approximately $252.0 million. Estimated debt to equity as of June 30, 2020 was flat quarter over quarter at approximately 0.60x. ORCC’s debt funding mix at quarter end was comprised of approximately 42% unsecured debt and the Company had approximately $1.2 billion of undrawn capacity under its revolving credit facility.

As of June 30, 2020, the Company has not experienced any loss of original principal since inception. There has been no material change to the mix of the Company’s overall portfolio risk ratings from March 31, 2020 to June 30, 2020, with no companies rated a ‘5’ as of June 30, 2020. Two portfolio companies were put on non-accrual status in the quarter, Geodigm Corporation (dba National Dentex) and CIBT Global, Inc., which are the only investments on non-accrual and represent an aggregate par amount of approximately $200 million, or approximately 2% of the portfolio.

As previously announced, the Company will release its financial results for the second quarter ended June 30, 2020 on Tuesday, August 4, 2020 after market close and will hold a related call on Wednesday, August 5, 2020 at 10:00 a.m. Eastern Time.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, the Company’s management. Neither KPMG LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

These estimates are subject to the completion of the Company’s financial closing procedures and are not a comprehensive statement of our financial results as of June 30, 2020. Actual results may differ materially from these estimates as a result of the completion of the period and the Company’s financial closing procedures, final adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized.

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain information contained in this current report on Form 8-K may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

July 13, 2020	By:	/s/ Alan Kirshenbaum
		Name:	Alan Kirshenbaum
		Title:	Chief Operating Officer and Chief Financial Officer